UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2010

PAY BY THE DAY HOLDINGS, INC.
 (Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-149552	75-3266961
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155
Las Vegas, NV, 89103
_______________________________________________
(Address of principal executive offices and zip code)

1-800-854-7970
____________________________________________
(Registrant’s telephone number including area code)

_______________________________
(Former Name and Former Address)

Copy to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that is based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s audited financial statements for the fiscal years ended August 31, 2009 and 2008 and the related notes thereto, the unaudited financial statements for the nine months ended  November 30, 2009 and the related notes thereto.

In this Form 8-K, references to “we,” “our,” “us,” or the “Registrant” refer to Pay by the Day Holdings, Inc., a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2010, Pay by the Day Holdings, a Nevada corporation (the “Company”) entered into a non-binding letter of intent (“Letter of Intent”) with Grail Semiconductor, Inc. (“Grail Semiconductor”), pursuant to which the Company will acquire all of the assets of Grail Semiconductor and exclusive rights to a number of other cutting edge independent innovative technologies.

The Letter of Intent provides that the acquisitions are subject to the due diligence of all signatories and the negotiation and execution of definitive agreements, and such agreements will be subject to certain conditions including the raising of funds to pursue the Company’s new business model. It also provides that the Company will undertake an immediate name change to Oteegee Innovations Inc. and proceed with a 10-for-1 forward split of the Company’s issued and outstanding common shares.

The assets to be acquired under the Letter of Intent include the following:

Grail Semiconductor Assets

The Company will acquire the Quantum Inductive Capacitance technology (QIC Chip) of Grail Semiconductor including the exclusive right to pursue claims against various chip manufacturers. (Patent No. US6,642,552)

QIC-Chips

•	combine the functions of SRAM, DRAM, and FLASH
•	operate at speeds faster than SRAM
•	have density comparable to or better than DRAM
•	are non-volatile and more stable than FLASH
•	achieve manufacturing cost advantages comparable to or better than DRAM

QIC Chip Products

•	Embedded QIC Memory IP Cores
•	Pin compatible QIC Flash Chips
•	QIC Solid State Drives (SSDs)

3D Technology

The inventor of the QIC Chip is developing a hardware and software platform to deliver real-time high-resolution rendering of 3D characters and backgrounds. This technology is to be utilized for myriad high intensity 3D rendering applications including medical scanning.

Energy

Concentrating Solar Collector: A scalable and highly durable stand-alone unit that is designed to be more efficient and less costly than parabolic trough collectors and contemporary solar water heating panels. Unlike photo-voltaic (PV), this resilient technology does not use semiconductors which degenerate over time (patent pending).

Thermo-Electric Generator: A frictionless generator scalable for private homes, factories and power plants, designed to produce grid-compatible A.C. electricity without the cost of an inverter; without consuming water or requiring cooling, and more efficiently and cost effectively than current generators (patent in preparation).

Concentrating Solar Power (CSP) System: The Oteegee Solar Collectors and Thermo-Electric Generators are designed to integrate seamlessly to achieve any desired output capacity, including large power plants. In addition to selling systems, Oteegee plans to establish and operate many small decentralized power plants throughout the world that sell electricity to power companies and consumers (no separate patent necessary).

Hydrogen Generator: A ground-breaking technology designed to create hydrogen from any water source, including ocean and grey water. It can be powered by Oteegee’s CSP system or any power source, to generate and store hydrogen for on-demand electricity during dark hours, and for automotive fuel (patent pending).

Water

Water Generator: A unit employing a design innovation on the Hydrogen Generator that enables small and large scale water desalination and reclamation at a fraction of current costs. This breakthrough technology does not involve reverse osmosis or any other current desalination technology (patent in preparation).

Sea Water Mining: Rather than returning concentrated brine to the sea, Oteegee plans to mine the processed water for pure sea salt, high potassium fertilizer and rare earth minerals.

Natural Health

The Company will have exclusive rights to proprietary health products and services that combine cutting edge science and natural medicine. The Company will also acquire a unique new technology that allows organic materials to be processed without oxidation or physical damage to the delicate nutrient complexes, allowing the creation of low cost natural organic super-foods and basic foodstuffs (such as powders and oils) that have long shelf lives without added preservatives (patent in preparation).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Non-binding Letter of Intent by and between the Company and Grail Semiconductor, dated as of March 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAY BY THE DAY HOLDINGS, INC.

Date: March 18, 2010	By:	/s/ Jordan Starkman
Jordan Starkman
Chief Executive Officer